NEWS RELEASE

Skystar Bio-Pharmaceutical Reports Second Quarter 2011 Results

$9.1 Million Top Line; $0.21 Diluted EPS; Expanded Direct Distribution and Sales Channels

XI’AN, CHINA – August 23, 2011 -- - Skystar Bio-Pharmaceutical Company (NASDAQ:SKBI) ("Skystar" or the "Company"), a China-based manufacturer and distributor of veterinary medicines, vaccines, micro-organisms and feed additives, today reported unaudited second quarter fiscal year 2011 earnings, for the period ended June 30, 2011.

Second Quarter 2011 Highlights
•	Revenue increases 10% YoY to $9.1 million
•	Veterinary vaccines totaled $0.4million, up 1.2% YoY
•	Veterinary medicines totaled $6.3 million, up 15% YoY
•	Feed additives totaled $0.4 million, up 6% YoY
•	Micro-organism products totaled $2.0 million, flat YoY
•	Gross margin of 49% for the second quarter of fiscal 2011 as compared to 53% in the year ago period
•	Net income of $1.5 million or $0.21 per fully diluted share, compared with net income of $2.4 million or $0.33 per fully diluted share in the year ago period
•	6% increase in the number of distribution agents and direct customers from 1,026 in Q1 to 2,253 in Q2

First Half 2011 Financial Highlights
•	First half fiscal 2011 revenue increases 23% YoY to $16.2 million
•	Gross margin of 50% for the first half of fiscal 2011 as compared to 53% in the year ago period
•	Net income of $3.4 million or $0.48 per fully diluted share, compared with net income of $3.5 million or $0.49 per fully diluted share in the year ago period

Management Comments
Mr. Weibing Lu, Skystar Bio-Pharmaceutical’s chairman and chief executive officer, commented, “Skystar is pleased with its second quarter performance in light of adverse market conditions. The Company has successfully funded product development internally and expanded its distribution footprint while still achieving revenue growth for the quarter as compared to the same period a year ago.

“The increase in research and development costs is necessary to remain competitive as the Company believes that it can no longer rely on making significant pre-payments for raw materials to protect its gross margins in the long term. We maintain a long term strategy for achieving sustained growth and profitability by periodically developing new high gross margin products according to demand and expanding manufacturing capability and distribution. In order to preserve market share and expand into new territories, we have not raised our sales prices as we believe our customers would not be able to absorb pricing increases in this environment and such an increase would erode our market share.

“During the second quarter, we made significant investments in R&D, staging initiatives to develop four new specialty high margin veterinary medication projects. We also successfully launched nine new veterinary medicines and six new feed additives and increased direct distribution channels by six percent as compared to the previous quarter. While this action has increased operating expenses for the quarter and reduced net income, we deemed the move necessary for expanding Skystar’s diverse high margin product lines.   Given current market conditions, we acknowledge that advanced purchases of raw materials has helped offset significantly higher raw material costs.  However, in order to preserve our historical gross margins in the long term, we must continue to expand our distribution footprint and remain focused on developing and marketing our higher margin products.

“China has imposed policies to combat the effects of inflation and upwardly spiraling prices of the nation’s food supply. As a result, wholesale market prices of meat became flat, negatively affecting the profits of some animal farmers.  The diminished profitability has resulted in a reduction of animal farming and subsequently reduced some demand for our products. Wholesale meat prices have recently begun to increase to previous levels, and we expect farming to resume and demand for our products to return.

“Additionally, an ongoing drought in some regions of China has affected animal farming and aquaculture cultivation.  The decreased supply of fresh water available for farming has adversely affected net sales of some of Skystar’s products lines including pro-biotics and aquaculture.

“China’s government has also started to put pressure on the animal husbandry industry to reduce its reliance on veterinary pharmaceuticals used in bringing animals to term for sale.  These efforts are a commitment by China’s government to increase the relative food safety for its citizens in addition to standardizing protocols of the animal husbandry industry itself.

“Due to several epidemics and concerns over food safety for China’s food supply, the Ministry of Agriculture is delaying further inspections of veterinary pharmaceutical facilities. With this in mind, we believe that GMP certification of Skystar’s new vaccine facility should be completed by the end of 2011.

“The fundamental challenge for Skystar is to utilize our industry expertise in staying on top of customer needs while maintaining profitability for our shareholders.  China’s overall market demand for animal based protein and the evolving commercial animal husbandry industry has not diminished and will drive the long term demand for our products, our growth, and our profitability for years to come.

“With this in mind, we believe that Skystar has taken the necessary measures to maintain our position as a market leader while weathering negative near term events.  We value our shareholders and believe that we have positioned Skystar for long term growth in spite of a challenging operating environment and look forward to presenting our results and answering any investor questions concerning our operating environment during tomorrow’s conference call,” concluded Mr. Lu.

Financial Summary
Gross profit for second quarter 2011 was $4.5 million, up 2% from second quarter 2010. Gross margin for the period was 49%, a slight decrease from with historical year over year comparables.

Operating expenses for second quarter 2011 were $2.9 million, or 32% of total revenue, compared with $1.6 million or 20% of total revenue in the year ago period. Decreased G&A expenses were offset by increases in R&D and selling expenses resulting in a substantial increase in total operating expenses.  Total operating expense increased 80% year over year, largely attributable to increased R&D costs.

R&D costs was $1.8 million, or less than 20% of revenue in the second quarter 2011, up from $0.2 million, or 2% of revenue during second quarter 2010.   Our increased R&D efforts during the period ended June 30, 2011 included continuing to fund existing joint R&D projects with universities and launching four new R&D projects to develop new veterinary medications during the second quarter of 2011.

Selling expenses, which consist of commissions, advertising and promotion expenses, freight charges, and salaries, totaled $0.6 million for the three months ended June 30, 2011 as compared to $0.4 million for the three months ended June 30, 2010, an increase of approximately 41.2%.  This increase was primarily due to the increase in our shipping and handling costs related to delivering our products to customers as we continued to expand our market to remote areas, and to inflation pressure in China, which resulted in higher transportation and delivery costs.

Operating income decreased by 44% year over year to $1.5 million in the second quarter of fiscal year 2011, compared with $2.7 million in the same quarter a year ago, and operating margin decreased to 17% from 33% in the same period a year ago.

Net income for the second quarter of 2011 was $1.5 million, or $0.21 per fully diluted share. This compares to net income of $2.4 million or $0.33 per fully diluted share in the same quarter of 2010.

As of June 30, 2011, we had approximately $5.0 million in cash, current assets of $45.6 million and current liabilities of $8.6 million.

Fiscal 2011 Guidance
In light of the current economic environment, we are taking a conservative approach to financial guidance for fiscal year 2011.  The Company confidently expects to generate full fiscal revenue in the range of $52.0 million to $55.0 million.

Conference Call & Webcast Information
Skystar will host a conference call at 7:45 a.m. ET on Tuesday, August 23, 2011 to review the Company’s second quarter financial and operational performance. Mr. Weibing Lu, Skystar’s chairman and chief executive officer, will host the call, which will be webcast live.

The webcast will be made available on the investor relations section of our corporate website at http://www.skystarbio-pharmaceutical.com. Telephone access to the conference call will also be available in North America by dialing +1 (877) 407-8031 or internationally by dialing +1 (201) 689-8031.

An audio replay of the conference call will be available approximately two hours following the conclusion of the call and for the following 30 day period. To access the replay in North America, dial +1 (877) 660-6853 or, when calling internationally, dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 377360. An archived replay of the conference webcast will also be available on investor relations section of the Skystar corporate website at http://www.skystarbio-pharmaceutical.com.
To be added to the Company's email distribution for future news releases, please send your request to skystar@grayling.com.

About Skystar Bio-Pharmaceutical Company
Skystar is a China-based developer and distributor of veterinary healthcare and medical care products. Skystar has four product lines (veterinary medicines, micro-organisms, vaccines and feed additives) and over 250 products. Skystar has formed strategic sales distribution networks covering 29 provinces throughout China. For additional information, please visit http://www.skystarbio-pharmaceutical.com.

Financial Tables Follow

 Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:

Skystar Bio-Pharmaceutical Company
Scott Cramer, Director –Corporate Development and U.S. Representative
(407) 645-4433

Grayling

Investor Relations
Christopher Chu
(646) 284-9426
christopher.chu@grayling.com

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS
	June 30,	December 31,
	2011	2010

CURRENT ASSETS:
Cash	$5,046,502	$5,887,831
Accounts receivable, net of allowance for doubtful accounts of $345,736 and $339,031 as of June 30, 2011 and December 31, 2010, respectively	3,979,063	4,977,850
Inventories	16,146,631	7,202,223
Deposits and prepaid expenses	16,770,200	17,074,000
Loans receivable	2,113,202	8,040,100
Other receivables	1,563,512	1,558,775
Total current assets	45,619,110	44,740,779

PLANT AND EQUIPMENT, NET	22,608,122	22,613,113

CONSTRUCTION-IN-PROGRESS	6,249,534	1,590,720

OTHER ASSETS:
Long-term prepayments	1,222,130	1,454,226
Long-term prepayments for acquisitions	4,901,402	4,806,352
Intangible assets, net	5,820,403	6,043,941
Total other assets	11,943,935	12,304,519
Total assets	$86,420,701	$81,249,131

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$789,758	$201,850
Other payable and accrued expenses	1,421,029	1,845,051
Short-term loans	4,208,846	3,025,884
Deposits from customers	1,574,905	1,260,030
Taxes payable	54,482	749,836
Shares to be issued to related parties	79,575	53,050
Due to related parties	437,341	217,912
Total current liabilities	8,565,936	7,353,613

OTHER LIABILITIES:
Deferred government grant	1,005,550	986,050
Warrant liability	323,992	1,419,639
Total other liabilities	1,329,542	2,405,689
Total liabilities	9,895,478	9,759,302

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Preferred stock, $0.001 par value, 50,000,000 shares authorized,
No Series "A" shares authorized 48,000,000 Series "B" shares authorized, No Series "B" shares issued and outstanding
Common stock, $0.001 par value, 40,000,000 shares authorized, 7,161,919 shares issued and outstanding as of June 30, 2011 and December 31, 2010	7,162	7,162
Paid-in capital	35,784,378	35,784,378
Statutory reserves	5,695,236	5,695,236
Retained earnings	28,286,512	24,847,290
Accumulated other comprehensive income	6,751,935	5,155,763
Total shareholders' equity	76,525,223	71,489,829
Total liabilities and shareholders' equity	$86,420,701	$81,249,131

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	For Three Months Ended June 30,		For Six Months Ended June 30,
	2011	2010	2011	2010

REVENUE, NET	$9,096,141	$8,264,541	$16,183,095	$13,133,784

COST OF REVENUE	4,637,007	3,905,063	8,128,353	6,196,282

GROSS PROFIT	4,459,134	4,359,478	8,054,742	6,937,502

OPERATING EXPENSES:
Research and development	1,801,551	192,088	2,089,023	236,083
Selling expenses	609,826	431,810	979,230	602,944
General and administrative	515,293	998,034	1,810,091	1,617,584
Total operating expenses	2,926,670	1,621,932	4,878,344	2,456,611

INCOME FROM OPERATIONS	1,532,464	2,737,546	3,176,398	4,480,891

OTHER INCOME (EXPENSE):
Other income (expense), net	(4,549)	36,257	(4,367)	36,674
Interest income (expense), net	(98,973)	(12,976)	(69,301)	(17,792)
Change in fair value of derivative liability	360,153	158,054	1,095,647	(159,326)
Total other expense, net	256,631	181,335	1,021,979	(140,444)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,789,095	2,918,881	4,198,377	4,340,447

PROVISION FOR INCOME TAXES	281,705	540,486	759,155	865,805

NET INCOME	1,507,390	2,378,395	3,439,222	3,474,642

OTHER COMPREHENSIVE INCOME :
Foreign currency translation adjustment	1,130,579	280,998	1,596,172	240,182

COMPREHENSIVE INCOME	$2,637,969	$2,659,393	$5,035,394	$3,714,824

EARNINGS PER SHARE:
Basic	$0.21	$0.33	$0.48	$0.49
Diluted	$0.21	$0.33	$0.48	$0.49

WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	7,169,419	7,104,606	7,168,176	7,083,149
Diluted	7,169,419	7,140,518	7,174,888	7,119,846

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010

	Six months ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,439,222	$3,474,642
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	498,760	299,848
Amortization	385,722	77,133
Bad debt expense	-	287,561
Allowance for slow moving inventories	-	63,001
Common stock issued for services	-	16,245
Common stock to be issued to related parties for compensation	26,525	70,367
Change in fair value of warrant liability	(1,095,647)	159,326
Change in operating assets and liabilities
Accounts receivable	1,085,951	(3,584,456)
Inventories	(8,711,510)	(9,252,221)
Deposits and prepaid expenses	(56,093)	7,729,174
Other receivables	791,371	(56,090)
Accounts payable	577,915	253,565
Other payable and accrued expenses	(449,155)	(88,372)
Deposits from customers	286,977	349,949
Taxes payable	(702,883)	753,555
Net cash (used in) provided by operating activities	(3,922,845)	553,227

CASH FLOWS FROM INVESTING ACTIVITIES:

Payments of long-term prepayments	(307,642)	-
Prepayment for asset acquisition	-	(5,518,478)
Loans to third parties	(2,847,846)	-
Collection of loans to third parties	8,871,193	-
Purchases of intangible assets	(46,186)	-
Purchases of plant and equipment	(51,222)	(2,136,531)
Payments on construction-in-progress	(4,013,980)	(748,449)
Net cash provided by (used in) investing activities	1,604,317	(8,403,458)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term loans	1,724,019	-
Repayment for short-term loans	(612,440)	(220,035)
Repayment to shareholders and directors	-	(110,018)
Due (from) to related parties	190,630	(47,874)
Net cash provided by (used in) financing activities	1,302,209	(377,927)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	174,990	11,318

DECREASE IN CASH	(841,329)	(8,216,840)

CASH, beginning of period	5,887,831	11,699,398

CASH, end of period	$5,046,502	$3,482,558

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$119,128	$7,435
Cash paid for income taxes	$1,262,699	$578,055
Non-cash investing and financing activities
Long-term prepayment transferred to construction-in-progress	$571,692	$-
Long-term prepayment transferred to property, plant and equipment	$-	$439,897
Construction-in-progress transferred to property, plant and equipment	$-	$1,396,211
Cashless exercise of warrants	$-	$1,511,604
Issurance of common stock accrued in previous year	$-	$25,002

SKYSTAR BIO-PHARMACEUTICAL COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

						Accumulated
				Retained earnings		other
	Common stock		Paid-in	Statutory		comprehensive
	Shares	Amount	capital	reserves	Unrestricted	income	Total

BALANCE, December 31, 2010	7,161,919	$7,162	$35,784,378	$5,695,236	$24,847,290	$5,155,763	$71,489,829

Foreign currency translation						1,596,172	1,596,172
Net income					3,439,222		3,439,222

BALANCE, June 30, 2011	7,161,919	$7,162	$35,784,378	$5,695,236	$28,286,512	$6,751,935	$76,525,223